Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-225919) pertaining to the Recall Studios, Inc. Non-Plan Based Shares,

(2)	Registration Statement (Form S-8 No. 333-229231) pertaining to the Recall Studios, Inc. 2018 Non-Plan Based Shares,

(3)	Registration Statement (Form S-8 No. 333-239846) pertaining to the FaceBank Group, Inc. 2020 Equity Incentive Plan

(4)	Registration Statement (Form S-3 No. 333-258428)

(5)	Registration Statement (Form S-3 No. 333-261538)

(6)	Registration Statement (Form S-8 No. 333-251399) pertaining to the fuboTV Inc. 2020 Equity Incentive Plan

(7)	Registration Statement (Form S-8 No. 333-253951) pertaining to the Stock Option Awards Granted Under the Vigtory, Inc. 2020 Equity Compensation Plan, as amended of our report dated May 29, 2020, as amended on August 10, 2020, with respect to the consolidated financial statements of fuboTV Inc. (formerly Facebank Group, Inc.) Annual Report (Form 10-K) for the year ended December 31, 2019.

/s/ L J Soldinger Associates, LLC

Deer Park, Illinois
February 28, 2022